AVIS BUDGET GROUP ANNOUNCES MANAGEMENT CHANGES
AND COMBINATION OF OPERATING REGIONS

PARSIPPANY, N.J., December 15, 2014 ― Avis Budget Group, Inc. (NASDAQ: CAR) announced today that it plans to combine its three operating regions into two, the Americas and International. This realignment of the Company’s operations will take effect on January 1, 2015, in connection with the following management changes:

Patric Siniscalchi, president, Latin America/Asia-Pacific, will retire from his current position effective December 31, 2014, following an exemplary 43-year career at the Company. Mr. Siniscalchi is expected to continue to be involved with the Company’s joint ventures in China and Brazil through a consulting arrangement and to assist with the transition.

Thomas Gartland, president, North America, will retire from his current position effective December 31, 2014, after an impactful six-year career with the Company. Mr. Gartland is expected to stay on with the Company in a consulting capacity to assist with the transition.

Joseph Ferraro, Senior Vice President, North America Operations, will assume the role of president, Americas, effective January 1, 2015. In this role, he will have responsibility for the Company’s operations in North and South America, including Latin America and the Caribbean. Mr. Ferraro has held positions of increasing responsibility in our North America operations since joining Avis in 1979.

“We thank Tom Gartland for his extraordinary contributions to the growth, culture and profitability of our Company. We also thank Pat Siniscalchi, who has played a critical role in the development and success of our business in Latin America and the Asia-Pacific region. Joe Ferraro brings proven leadership and a strong track record of strategic achievement and operational excellence,” said Ronald L. Nelson, chairman and chief executive officer, Avis Budget Group. “Joe’s extensive experience in our North America field operations and his outstanding work as the ‘right-hand man’ to Tom over the past several years make him the ideal person to assume Tom’s responsibilities. Our ability to promote from within the Company is reflective of a deep leadership bench, a strong succession planning process and a culture that values service and performance.”

Larry De Shon, currently president, Europe, Middle East and Africa (EMEA), will assume responsibility for the Company’s Asia-Pacific operations, and will assume the title of president, International effective January 1, 2015.

Mr. Ferraro will continue to be based in Avis Budget Group's World Headquarters in Parsippany, N.J. and will report directly to Mr. Nelson.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than 900,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2013, its Current Report on Form 8-K filed May 12, 2014 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2014, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts
Media Contact:	Investor Contact:
John Barrows	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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